Exhibit 99.1

For Immediate Release	Investor Contacts:
November 9, 2021	Joseph Jaffoni, Jennifer
Neuman, Norberto Aja
JCIR
(212) 835-8500
AUD@jcir.com

AUDACY REPORTS THIRD QUARTER RESULTS

Net Revenues Increased 23% and Adjusted EBITDA Increased 58%

Philadelphia, PA — Audacy, Inc. (NYSE: AUD) today reported financial results for the quarter ended September 30, 2021.

David J. Field, President and Chief Executive Officer, stated: “I am pleased to report that Audacy continues to rebound from the pandemic, as third quarter revenues grew 23% over the prior year and 8% sequentially over the second quarter, while EBITDA grew 58% year over year. While many ad categories remain highly impacted as a result of the pandemic, it is great to see an increasing number of categories back above 2019 spending levels.

During October, we announced the acquisition of WideOrbit’s digital audio streaming and ad tech business, which we have relaunched as AmperWave, enabling us to accelerate our digital product roadmap and enhance our growth potential. We returned to live events with our Stars and Strings show in New York and We Can Survive at the Hollywood Bowl, both sell outs featuring Zak Brown, Darius Rucker, Chris Young, Coldplay, Shawn Mendes, Maroon 5, Doja Cat, the Black Eyed Peas, and more. And our podcast studios had a strong quarter of creative, premium original content development including the first release from our 2400 Sports studio, our first C13 Features ‘movie for your ears’ in partnership with Endeavor, and the Succession companion podcast hosted by Kara Swisher in partnership with HBO Max.

We continue to rapidly evolve and fundamentally elevate the organization through a series of strategic acquisitions, organic growth initiatives, structural improvements, talent additions and premium content development and are well positioned to accelerate our growth and capitalize on the exciting opportunities in the dynamically growing audio marketplace.”

Third Quarter Summary

•	Net revenues for the quarter were $329.4 million, up 23% compared to $268.5 million in the third quarter of 2020

•	Spot revenues were $220.6 million, up 21% compared to the third quarter of 2020

•	Digital revenues were $61.4 million, up 30% compared to the third quarter of 2020

•	Total operating expenses for the quarter were $300.2 million, up 12% compared to $268.8 million in the third quarter of 2020

•	Operating income for the quarter was $29.2 million, compared to an operating loss of $0.3 million in the third quarter of 2020

•	Adjusted EBITDA for the quarter was $49.3 million, up 58% compared to $31.1 million in the third quarter of 2020

•	Liquidity at the end of the third quarter was $264.1 million, up from $160.2 million at year end, comprised of $201.3 million of available revolver capacity and $62.8 million of cash on-hand

•

The Company tacked-on $45 million in aggregate principal amount to its 6.5% senior secured second-lien notes due 2027 in October, which were issued at a premium of 100.75%. Net proceeds from this offering were used to pay down the Company’s term loan

Recent Company Developments

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Acquired WideOrbit Streaming. On October 20th, we acquired WideOrbit’s digital audio streaming and ad tech business for approximately $40 million and relaunched it as AmperWave. This acquisition gives us control of our product roadmap to deliver enhanced consumer-facing live and on demand streaming features to our 170 million monthly listeners using the cloud-based distribution and monetization platform. We funded this acquisition through a draw against our revolver.

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Return to Live Events. We marked our return to live events with our signature, star-studded “Stars and Strings” and “We Can Survive” events. “Stars and Strings” brought some of country music’s biggest stars to New York City on September 11th, featuring performances by Darius Rucker, Zac Brown, Chris Young, Lee Brice, Tenille Arts, Caroline Jones and Jameson Rodgers. “We Can Survive” returned to the iconic Hollywood Bowl in Los Angeles on October 23rd and featured performances by Coldplay, Maroon 5, Black Eyed Peas, Doja Cat, Shawn Mendes, The Kid LAROI and Saweetie. Both shows were performed in front of sold-out audiences, demonstrating strong demand for live events.

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Movies for Your Ears. C13Features, the new podcast movie studio division of Cadence13, launched its first feature-length podcast movie, Treat, starring actress Kiernan Shipka. Cadence13 partnered with Endeavor Content on Treat, and the initial C13Features slate—which also includes the forthcoming Ghostwriter podcast movie starring Kate Mara and Adam Scott—brings together talent and creative minds across audio, TV and film.

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Podcast Launches. As part of its partnership with HBO Max, Pineapple Street Studios launched a Succession podcast companion to the hit show, hosted by journalist Kara Swisher. Cadence13 launched Tell Me with Ellen Pompeo, the award-winning star of ABC’s long-running hit series Grey’s Anatomy, as well as In Good Faith, a weekly podcast exploring universal issues and beliefs with special guests including GRAMMY® Award-Winning Artist Justin Bieber and Hailey Bieber. Pineapple Street Studios, in partnership with The Meteor, premiered an historic, exclusive first conversation between Professor Anita Hill and Dr. Christine Blasey Ford on the October 11th episode of Because of Anita, a four-part series examining the long-ranging impact of Hill’s testimony against Justice Clarence Thomas.

Earnings Conference Call and Company Information

Audacy will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Tuesday, November 9, 2021, at 10:00 AM Eastern Time. To participate in the conference call, please dial 877-407-9208 or 201-493-6784 five minutes prior to the start of the call and provide the following conference name: Audacy Third Quarter 2021 Earnings Call. Participants may also listen to a live webcast of the call by visiting https://viavid.webcasts.com/starthere.jsp?ei=1503436&tp_key=8b145a171f. Questions will only be taken from participants on the conference call. A playback of the conference call will be available for one week by dialing (844) 512-2921 or (412) 317-6671 and inputting the following ID: 13723985. A webcast replay of the conference will be available shortly after the call at the above link. Additional information is available on the Company’s website at www.audacyinc.com.

About Audacy

Audacy, Inc. (NYSE: AUD) is a scaled, multi-platform audio content and entertainment company with the country’s best radio broadcasting group, a leader in virtually every segment of audio, and America’s #1 creator of original, premium audio. Audacy engages over 170 million consumers each month, bringing people together around the news, sports, podcasts and music that matter to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp) and Twitter (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses, non-recurring expenses/recoveries otherwise included in corporate or station expenses, (gain) loss on early extinguishment of debt, and (gain) loss on sale or disposition of assets.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses, other income and non-recurring expenses/recoveries otherwise included in corporate or station expenses; income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid, and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD. This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
STATEMENTS OF OPERATIONS
Net Revenues	$329,443	$268,505	$874,672	$741,403

Station Expenses	260,035	228,147	715,870	666,643
Station Expense—Non-Cash Compensation	937	524	3,054	1,552
Corporate Expenses	20,685	13,105	64,744	37,423
Corporate Expenses—Non-Cash Compensation	3,491	1,421	6,726	4,616
Depreciation And Amortization	12,477	12,547	38,690	37,665
Other expenses	245	—	566	61
Impairment Loss	26	11,814	1,371	17,021
Restructuring Charges	2,300	1,206	4,219	10,310
Integration Costs	—	—	—	490
Refinancing Expenses	—	—	473	—

Total Operating Expenses	300,196	268,764	835,713	775,781

Operating Income (Loss)	29,247	(259)	38,959	(34,378)

Net Interest Expense	22,771	20,846	66,484	66,109
Net (Gain) Loss on Early Extinguishment of Debt	—	—	8,168	—
Net (Gain) Loss on Sale or Disposal of Assets	(4)	—	(3,731)	(228)
Other (Income) Expense	—	—	(446)	—

Income (Loss) Before Income Taxes	6,480	(21,105)	(31,516)	(100,259)
Income Taxes (Benefit)	11,241	(4,227)	(6,534)	(20,432)

Net Income (Loss)	$(4,761)	$(16,878)	$(24,982)	$(79,827)

Net Income (Loss) Per Share—Basic	$(0.04)	$(0.13)	$(0.18)	$(0.59)

Net Income (Loss) Per Share—Diluted	$(0.04)	$(0.13)	$(0.18)	$(0.59)

Dividends Declared And Paid Per Common Share	$0.00	$0.00	$0.00	$0.02

Weighted Common Shares Outstanding—Basic	135,894	134,735	135,857	134,753

Weighted Common Shares Outstanding—Diluted	135,894	134,735	135,857	134,753

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	220,562	183,011	577,561	488,891
Digital (including podcasting)	61,378	47,337	169,746	131,188
Network	23,453	18,908	61,626	56,889
Sponsorships and Events	12,093	8,776	32,021	32,871
Other	11,957	10,473	33,718	31,564

	$329,443	$268,505	$874,672	$741,403

Political	$2,395	$4,964	$5,953	$13,394

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	166,253	133,555	455,702	395,867
Sports	75,222	59,885	179,864	132,072
News/Talk	50,116	47,100	142,355	136,964
Non-format specific	37,852	27,965	96,751	76,500

	$329,443	268,505	$874,672	741,403

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$19,673	$5,812	$39,267	$21,905
Adjusted Income Taxes Paid (Refunded)	$(132)	$2,660	$(304)	$3,957
Cash Dividends On Common Stock Declared And Paid	$—	$—	$—	$2,692

	September 30,	December 31,
	2021	2020
SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents	$62,841	$30,964
Senior Debt—Term B-2 Loan (Includes Current Portion)	$677,006	$754,006
Senior Debt—Revolver	$42,727	$114,727
Senior Secured Notes—2027	$425,000	$425,000
Senior Secured Notes—2029	$540,000	$—
Senior Notes	$—	$400,000
Total Shareholders’ Equity	$627,194	$644,738

OTHER FINANCIAL DATA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Income (Loss)	$(4,761)	$(16,878)	$(24,982)	$(79,827)
Income Taxes (Benefit)	11,241	(4,227)	(6,534)	(20,432)
Net Interest Expense	22,771	20,846	66,484	66,109
Corporate Expenses—Non-Cash Compensation	3,491	1,421	6,726	4,616
Station Expenses—Non-Cash Compensation	937	524	3,054	1,552
Depreciation And Amortization	12,477	12,547	38,690	37,665
Other expenses	245	—	566	61
Restructuring Charges	2,300	1,206	4,219	10,310
Integration Costs	—	—	—	490
COVID-19 Related Expenses (Income)	(226)	3,187	(632)	11,598
Non-Recurring Expenses / (Recoveries) Otherwise Included in Corporate Expenses	145	693	5,328	(3,307)
Impairment Loss	26	11,814	1,371	17,021
Contingent Consideration Accretion and Remeasurements	611	—	684	—
Refinancing Expenses	—	—	473	—
Net (Gain) Loss On Early Extinguishment Of Debt	—	—	8,168	—
Other (Income) Expense	—	—	(446)	—
Net (Gain) Loss On Sale Or Disposal of Assets	(4)	—	(3,731)	(228)

Adjusted EBITDA	49,253	31,133	99,438	45,628

Net Interest Expense	(22,771)	(20,846)	(66,484)	(66,109)
Deferred Financing Costs Included In Interest Expense	1,342	999	3,580	2,942
Amortization Debt Premium Included In Interest Expense	(241)	(849)	(1,331)	(2,547)
Net Capital Expenditures	(19,673)	(5,812)	(39,267)	(21,060)
Adjusted Income Taxes (Paid) Refunded	132	(2,660)	304	(3,957)

Adjusted Free Cash Flow	$8,042	$1,965	$(3,760)	$(45,103)